UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 24, 2005

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Second Street, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

(415) 348-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a material definitive agreement

LookSmart, Ltd. entered into an employment offer letter with John Simonelli as of October 24, 2005, providing for Mr. Simonelli to be appointed Senior Vice President and Chief Financial Officer of the Company. Mr. Simonelli will assume this position on November 14, 2005. Mr. Simonelli’s employment is subject to the terms and conditions set forth in the offer letter, a copy of which is filed herewith as Exhibit 99.1.

Item 2.02 – Results of Operations and Financial Condition

On October 27, 2005, LookSmart announced financial results for the quarter ended September 30, 2005. A copy of LookSmart’s press release is attached as Exhibit 99.2 hereto and incorporated by reference herein. The information in this Current Report is being “filed” and not furnished. The press release attached as an exhibit to this report includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company’s business and other matters contained in the press release are “forward-looking” rather than “historic.” Please note that a more thorough discussion of risk factors which may affect the Company’s operating results is included, among other places, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, its subsequently filed quarterly reports on Form 10-Q, and its other public filings, all of which are on file with the SEC and available for review and copying at the SEC’s website (www.sec.gov) and LookSmart’s website (www.looksmart.com/aboutus).

Item 5.02 – Departure of Principal Officers; Appointment of Principal Officers

John Simonelli will assume the position of Senior Vice President and Chief Financial Officer of LookSmart, Ltd. on November 14, 2005. Mr. Simonelli will succeed William Lonergan, who previously submitted notice of his decision to resign as Senior Vice President and Chief Financial Officer effective on the earlier of November 1, 2005 or the date that a suitable replacement was found. Mr. Lonergan has agreed to remain as Senior Vice President and Chief Financial Officer until November 11, 2005.

Since October 2002, Mr. Simonelli has been with Gap Inc. Direct, serving as chief financial officer. Prior to that time, from March 2000 to May 2001, Mr. Simonelli was the chief financial officer at Business.com and from May 2001 to September 2002, Mr. Simonelli was the chief operating officer and chief financial officer at Business.com. Mr. Simonelli also served, from April 1999 to March 2000, as the chief financial officer of PeopleMover. From March 1995 to April 1999, Mr. Simonelli held various positions with The Walt Disney Company, including Director of Corporate Finance from January 1996 to June 1998 and VP, Corporate Finance from June 1998 to April 1999. From June 1989 to March 1995, Mr. Simonelli held various positions with Citicorp Securities, including Assistant Vice President from September 1991 to February 1994 and Vice President, Private Debt Finance from February 1994 to March 1995. Mr. Simonelli began his career at Deloitte, Haskins & Sells in 1985. Mr. Simonelli is 42 years old.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

99.1   Employment offer letter between the Company and Mr. Simonelli.

99.2   Press Release of LookSmart, Ltd. dated October 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd. (Registrant)

October 27, 2005	/s/ David B. Hills
Date	David B. Hills, Chief Executive Officer